As filed with the Securities and Exchange Commission on May 12, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MYR Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-3158643
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Continental Towers

1701 West Golf Road, Suite 3-1012

Rolling Meadows, IL 60008-4210

(Address of principal executive offices)

2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011)

(Full title of the plan)

Gerald B. Engen, Jr.

Senior Vice President, Chief Legal Officer and Secretary

MYR Group Inc.

12150 East 112th Avenue

Henderson, CO 80640

(Name and address of agent for service)

(303) 286-8000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.01 per share	1,000,000	$24.24	$24,240,000	$2,814.27

(1)      Consists of additional shares of common stock (the “Common Stock”) of MYR Group Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011) (the “Plan”).

(2)      In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminate amount of interests issuable pursuant to stock splits, stock dividends or similar transactions in accordance with the Plan.

(3)      Estimated solely for purposes of calculation of the registration fee, calculated pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sales prices of the Common Stock on May 6, 2011 as reported on the Nasdaq Global Market.

EXPLANATORY NOTE

The shares of Common Stock of the Registrant being registered pursuant to this Registration Statement are additional securities of the same class as the securities for which a Registration Statement on Form S-8 (File No. 333-156501) was filed with the Securities and Exchange Commission on December 30, 2008 related to the Plan. Pursuant to General Instruction E to Form S-8, the contents of that registration statement are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Registrant will send or give the documents containing the information required by Part I of Form S-8 to participants in the Plan as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference in this registration statement:

(a)                                  the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 8, 2011 (File No. 001-08325);

(b)                                 the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the Commission on May 9, 2011 (File No. 001-08325);

(c)                                  The Registrant’s Current Report on Form 8-K filed with the Commission on May 11, 2011; and

(d)                                 The Registrant’s Registration Statement on Form S-8, filed with the Commission on December 30, 2008 (File No. 333-156501).

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4.                                                           Description of Securities.

Not applicable.

Item 5.                                                           Interests of Named Experts and Counsel.

The Company’s Senior Vice President, Chief Legal Officer and Secretary, Gerald B. Engen, Jr., has passed upon the validity of the shares of Common Stock to be issued under the Plans.  Mr. Engen beneficially owns or has rights to acquire an aggregate of less than 1% of the Company’s Common Stock.

Item 6.                                                           Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees), judgments, fines and amounts incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Article Seventh of the Registrant’s Certificate of Incorporation provides that “[t]he Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Seventh shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.”  Article VIII of the Company’s By-Laws provides for similar rights.

In accordance with the Articles of Incorporation and the By-Laws, the Registrant enters into certain indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant’s officers and directors with further indemnification, to the maximum extent permitted by the DGCL.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s Certificate of Incorporation and By-Laws, the indemnification agreements and any other arrangements referred to above, and are qualified in their entirety by reference thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.                                                           Exemption from Registration Claimed.

Not applicable.

Item 8.                                                           Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation, incorporated by reference to exhibit 3.1 of the Company’s Registration Statement on Form S-1 (File No. 333-148864), filed with the SEC on January 25, 2008

3.2	Amended and Restated By-Laws, incorporated by reference to exhibit 3.2 of the Company’s Registration Statement on Form S-1/A (File No. 333-148864), filed with the SEC on May 13, 2008

4.1	Specimen Common Stock Certificate, incorporated by reference to exhibit 4.2 of the Company’s Registration Statement on Form S-1/A (File No. 333-148864), filed with the SEC on July 14, 2008

Exhibit No.	Description

5.1*	Opinion of Gerald B. Engen, Jr.

10.1	2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011), incorporated by reference to exhibit 10.2 of the Company’s Form 8-K (File No. 001-08325), filed with the SEC on May 11, 2011

10.2*	Form of Nonqualified Stock Option Award Agreement (Named Executive Officer) under the 2007 Long-Term Incentive Plan

10.3*	Form of Restricted Stock Award Agreement (Named Executive Officer) under the 2007 Long-Term Incentive Plan

10.4*	Form of Performance Shares Award Agreement (Named Executive Officer) under the 2007 Long-Term Incentive Plan

10.5*	Form of Restricted Stock Award Agreement (Independent Director) under the 2007 Long-Term Incentive Plan

10.6*	Form of Nonqualified Stock Option Award Agreement (Independent Director) under the 2007 Long-Term Incentive Plan

23.1*	Consent of PricewaterhouseCoopers LLC

23.2*	Consent of Ernst and Young LLP

23.3*	Consent of Gerald B. Engen, Jr. (included in Exhibit 5.1)

24.1*	Power of Attorney

* Filed herewith

Item 9.                                                           Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on May 12, 2011.

MYR GROUP INC.

By:	/s/ William A. Koertner
	Name:	William A. Koertner
	Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William A. Koertner	Chairman, President and Chief Executive Officer	May 12, 2011
William A. Koertner	(Principal Executive Officer)

/s/ Marco A. Martinez	Vice President, Chief Financial Officer and Treasurer	May 12, 2011
Marco A. Martinez	(Principal Financial and Accounting Officer)

*	Director	May 12, 2011
Jack L. Alexander

*	Director	May 12, 2011
Larry F. Altenbaumer

*	Director	May 12, 2011
Henry W. Fayne

*	Director	May 12, 2011
Betty R. Johnson

*	Director	May 12, 2011
Gary R. Johnson

*	Director	May 12, 2011
Maurice E. Moore

*	Director	May 12, 2011
William D. Patterson

* By:	/s/ Marco A. Martinez	May 12, 2011
(Attorney-in-fact)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation, incorporated by reference to exhibit 3.1 of the Company’s Registration Statement on Form S-1 (File No. 333-148864), filed with the SEC on January 25, 2008

3.2	Amended and Restated By-Laws, incorporated by reference to exhibit 3.2 of the Company’s Registration Statement on Form S-1/A (File No. 333-148864), filed with the SEC on May 13, 2008

4.1	Specimen Common Stock Certificate, incorporated by reference to exhibit 4.2 of the Company’s Registration Statement on Form S-1/A (File No. 333-148864), filed with the SEC on July 14, 2008

5.1*	Opinion of Gerald B. Engen, Jr.

10.1	2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011), incorporated by reference to exhibit 10.2 of the Company’s Form 8-K (File No. 001-08325), filed with the SEC on May 11, 2011

10.2*	Form of Nonqualified Stock Option Award Agreement (Named Executive Officer) under the 2007 Long-Term Incentive Plan

10.3*	Form of Restricted Stock Award Agreement (Named Executive Officer) under the 2007 Long-Term Incentive Plan

10.4*	Form of Performance Shares Award Agreement (Named Executive Officer) under the 2007 Long-Term Incentive Plan

10.5*	Form of Restricted Stock Award Agreement (Independent Director) under the 2007 Long-Term Incentive Plan

10.6*	Form of Nonqualified Stock Option Award Agreement (Independent Director) under the 2007 Long-Term Incentive Plan

23.1*	Consent of PricewaterhouseCoopers LLC

23.2*	Consent of Ernst and Young LLP

23.3*	Consent of Gerald B. Engen, Jr. (included in Exhibit 5.1)

24.1*	Power of Attorney

* Filed herewith